UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Commission File Number 000-08157

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0237060
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9037
(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. On May 23, 2023, The Reserve Petroleum Company (the “Company”) held its 2023 Annual Meeting of Stockholders.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. – Election of Eight Directors

Nominee	For	Against	Abstentions	Broker Non-votes

James L. Tyler	91,890	---	420	11,465
Robert L. Savage	91,390	---	920	11,465
Marvin E. Harris, Jr.	92,091	---	219	11,465
Eddy R. Ditzler	92,149	---	161	11,465
William M.(Bill) Smith	91,987	---	323	11,465
Doug S. Fuller	91,990	---	320	11,465
Cameron R. McLain	91,890	---	420	11,465
Kyle McLain	91,887	---	423	11,465

2. – Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2023	91,399	20	12,356	---

All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2023 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2023.

Item 8.01         Other Events

On May 23, 2023, the Company’s Board of Directors approved a $10.00 per share cash dividend to be paid June 20, 2023 to the Company’s common stockholders of record at the close of business on June 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY (Registrant)

Date: May 23, 2023	/s/ Cameron R. McLain
Cameron R. McLain, Principal Executive Officer

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